[SBL LOGO]  SECURITY BENEFIT LIFE
            INSURANCE COMPANY
================================================================================
            A MEMBER OF THE SECURITY                   700 SW HARRISON ST.
            BENEFIT GROUP OF COMPANIES                 TOPEKA, KANSAS 66636-0001
                                                       (785) 431-3000

                                             SBL VARIABLE PRODUCTS
                                             SCHEDULE OF ASSET-BASED COMMISSIONS
                                             VARIFLEX-VARIABLE ANNUITY
                                             VIVA
                                             VA III
                                             VA IV
                                             VARIFLEX(K)

Marketing Organization:
(Broker/Dealer)

Effective Date of Schedule of Asset-Based Commissions:

COMMISSIONS - This Schedule of Commissions is hereby made part of and amends the
Schedule of  Commissions  for the  above-referenced  Variable  Annuity  products issued under Security Benefit Life Insurance  Company's several Variable Annuity
Accounts,  and  commissions  payable  hereunder  are  subject to the  provisions contained  in your  selling  agreement  including,  but not  limited to, the SBL
Variable Products Sales Agreement and/or Marketing  Organization  Agreement,  as
applicable,  (hereinafter called the "Agreement")  between Security Benefit Life
Insurance  Company and its  affiliated  company,  Security  Distributors,  Inc., hereinafter jointly called "SBL" and the above-designated Broker/Dealer.

The Variflex, VIVA, VA III, VA IV and Variflex(k) variable annuity contracts are herein  collectively  referred to as the "SBL Variable  Annuity  Contracts." For purposes of this commission  schedule,  "commissionable  assets" mean the assets held in all series of SBL Fund (except  Series C)  attributable  to SBL Variable
Annuity  Contracts.  An asset-based  commission will be paid to Broker/Dealer on commissionable  assets,  provided that the Broker/Dealer  maintains assets of at least  $2,000,000 or at least  $5,000,000  in the series of SBL Fund  (including
Series  C).  The  asset-based  commission  will  be  paid  as  follows.  If  the
Broker/Dealer  maintains  assets  of at  least  $2,000,000  but  not  more  than
$4,999,999,  the asset based commission will be, on an annual basis, .10 percent of the commissionable assets,  calculated by multiplying  .00008333333 times the month-end value of such assets.  If  Broker/Dealer  maintains assets of at least
$5,000,000,  the asset-based commission will be, on an annual basis, .20 percent of the commissionable assets,  calculated by multiplying  .00016666667 times the month-end value of such assets.

SBL will make a  determination  as to whether the  $2,000,000 or the  $5,000,000 minimum asset  requirement  has been met on the last business day of each month.
In the event  that the  Broker/Dealer  meets a minimum  asset  requirement,  but subsequently  falls  below  80  percent  of such  requirement,  the  asset-based commission  applicable  to such  requirement  will not be paid  until the assets again rise to the minimum required level.  Such asset-based  commissions will be paid monthly.

CHANGE - SBL reserves the right at any time, with or without notice,  to change, modify or discontinue any plan of Variable Annuity or the commissions, including asset-based commissions and service fees payable thereon.

The  provision  titled  "Vesting  of  Commissions"  is  not  applicable  to  the asset-based  commissions as Broker/Dealer's right to receive such commissions is not subject to vesting.

THIS SCHEDULE OF ASSET-BASED COMMISSIONS is made part of and amends any previous
Schedule  of  Commissions,   including  any  previous  Schedule  of  Asset-Based
Commissions,  for the Variable  Annuity  products  indicated as of the effective date set forth above.

SECURITY DISTRIBUTORS, INC.              SECURITY BENEFIT LIFE INSURANCE COMPANY

By: GREGORY J. GARVIN                    By: GREGORY J. GARVIN
    --------------------------------         -----------------------------------

Title: President                         Title: Senior Vice President
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9130 (R7-00)                                                                                                             32-91306-00